FORM OF LOCK-UP AGREEMENT

January 6, 2013

Each Purchaser referenced below:

Re:	Securities Purchase Agreement, dated as of January __, 2013 (the “Purchase Agreement”), between 22nd Century Group, Inc., a Nevada corporation (the “Company”) and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”).

Ladies and Gentlemen:

This letter agreement (the “Letter Agreement”) is entered into pursuant to Section 2.2 of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement. The undersigned irrevocably agrees with the Company that, from the date hereof until the 2-month anniversary of the date a registration statement registering 200% of the shares of the Company’s common stock (“Common Stock”) underlying the Series __ Convertible Preferred Stock and Common Stock Purchase Warrants issued pursuant to the Purchase Agreement has been declared effective by the Securities and Exchange Commission (the “Commission” and such period, the “Restriction Period”), except as provided for below, the undersigned will not offer, sell, contract to sell, hypothecate, pledge, short or hedge against or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) with respect to, any shares of Common Stock and/or any Common Stock Equivalents (as defined below) beneficially owned, held or hereafter acquired by the undersigned (collectively, the “Securities”); provided, however, during the Restriction Period, the undersigned shall be permitted to sell up to 5,000 shares of Common Stock per Trading Day in ordinary brokerage transactions provided that the aggregate amount of shares of Common Stock sold during the Restriction Period does not exceed 50,000 shares of Common Stock (all share amounts subject to adjustment for reverse and forward stock splits and the like).

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. Additionally, during the Restriction Period, the undersigned shall not exercise or exchange for other securities (for cash or otherwise) any Common Stock options or warrants of the Company. The Company will issue stop transfer instructions to its transfer agent in which the Company instructs its transfer agent to not effectuate transfers of securities that are the subject of this Letter Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Purchase Agreement and that each Purchaser (which shall be a third party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, each Purchaser and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury.

Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and each Purchaser and that each Purchaser is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Company (if applicable)

Address for Notice:

Number of shares of Common Stock

Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

22nd Century Group, Inc.

By:

Name:	Henry Sicignano III
Title:	President

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